UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017 (February 10, 2017)

WildHorse Resource Development Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37964	81-3470246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9805 Katy Freeway, Suite 400

Houston, TX 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 568-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 10, 2017, the Board of Directors (the “Board”) of WildHorse Resource Development Corporation (the “Company”) approved an increase to the size of the Board from seven to eight members and the appointment of Grant E. Sims to serve as a director of the Company. Mr. Sims will serve as an independent director and has been appointed to serve as a member of the Board’s Audit Committee.

As compensation for services provided as a member of the Board, Mr. Sims will receive (i) an annual cash retainer of $150,000 and (ii) an annual restricted stock award equal in value to approximately $150,000, pro rated for 2017 (determined as of the applicable date of grant), which award is subject to a one-year vesting period. Accordingly, Mr. Sims received 10,000 shares of restricted stock under the Company’s 2016 Long Term Incentive Plan (“LTIP”) in connection with his appointment to the Board, which shares will vest in full on the first anniversary of the date of grant. The restricted stock award was granted pursuant to the form of Restricted Stock Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

The Company agreed to enter into an indemnification agreement with Mr. Sims (the “Indemnification Agreement”) in the form entered into with other directors of the Company. The Indemnification Agreement provides, among other things, that the Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless Mr. Sims against all losses, liabilities, judgments, fines, penalties, costs, expenses and other amounts that Mr. Sims reasonably incurs and that result from, arise in connection with or are by reason of Mr. Sims’s service as a director or in any other capacity for the Company or its subsidiaries at the request of the Company. Under the Indemnification Agreement, in specified circumstances, the Company must advance payment of expenses to Mr. Sims, including reasonable attorneys’ fees, in connection with certain proceedings. The Indemnification Agreement also provides that the Company must use its reasonable efforts to maintain specified insurance policies and coverage. The foregoing description is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.02.

There are no arrangements or understandings between Mr. Sims and any other person pursuant to which he was selected as a director. Mr. Sims has no family relationship with any director or executive officer.

Mr. Sims is the Chief Executive Officer and Chairman of the Board of the general partner of Genesis Energy Partners, L.P. (“GEL”). GEL purchases hydrocarbons from the Company in North Louisiana on a month to month contract. During the fiscal year ended December 31, 2016, the Company received disbursements from GEL of approximately $2.5 million, which is less than 1% of GEL’s consolidated gross revenue for nine months ended September 30, 2016. The Board reviewed and approved the GEL relationship under the Company’s related party transactions policy. The Board determined that our relationship with GEL does not affect the independence of Mr. Sims and that Mr. Sims qualifies as “independent” in accordance with NYSE listing standards.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Form S-1 Registration Statement (File No. 333-214569) filed with the Commission on November 23, 2016)

10.2	Indemnification Agreement (Grant E. Sims)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: February 14, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Form S-1 Registration Statement (File No. 333-214569) filed with the Commission on November 23, 2016)

10.2	Indemnification Agreement (Grant E. Sims)

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